Exhibit 99.5

The Directors

Nexvet Biopharma Public Limited Company

BioNua Limited

Nexvet Ireland Limited

Tevxen Limited (together the “Companies”)

Dear Sirs

I, Cormac Kilty of 34 Dundela Park, Sandycove, County Dublin, Ireland, hereby resign as a director of the Companies with effect from the Effective Time (as defined in the proxy statement (incorporating the scheme circular) dated 2 June 2017 and first despatched to shareholders of Nexvet Biopharma plc on 5 June 2017 (the “Definitive Proxy Statement”)).

I hereby confirm that such resignations are without any claim or right of action of any nature whatsoever outstanding against the Companies or any member of the Nexvet Group (as defined in the Definitive Proxy Statement) or any of their officers or employees for breach of contract, compensation for loss of office, redundancy or unfair dismissal or on any other grounds whatsoever in respect of the resignations; provided, that nothing herein operates to release any claims or rights in respect of my current month’s director’s fees which are due for payment and my entitlement to $36,000 in lieu of LTI awards due to me as of 1 July 2017 in accordance with the prevailing Parent policy for director remuneration, or in respect of indemnification, insurance or similar rights provided by the Companies. My resignations are in connection with the Acquisition (as defined in the Definitive Proxy Statement) and not due to any disagreement or dispute with the Companies.

I hereby request that you amend the register of directors and secretaries of each of the Companies accordingly and, pursuant to section 149(8) of the Companies Act 2014, send notifications of my resignation as a director of each of the Companies to the Registrar of Companies in the prescribed form within 14 days of the Effective Time (as defined above).

SIGNED AND DELIVERED as a deed
by CORMAC KILTY
in the presence of:

/s/ Cormac Kilty
CORMAC KILTY

/s/
(Witness’s signature)

/s/
(Witness’s address)

/s/
(Witness’s occupation)

Dated: 30 July 2017